

<ARTICLE>                     5
<LEGEND>
This schedule  contains summary  financial  information  (prepared in accordance with  accounting  principles  generally  accepted in Canada)  extracted from the accounting  records  of  Mitel  Corporation  and  included  in the  Consolidated
Statements  of Income for the year  ended  March 31,  2000 and the  Consolidated
Balance  Sheets  as at  March  31,  2000 and is  qualified  in its  entirety  by reference to such financial statements.
</LEGEND>
<CIK>                         0000352435
<NAME>                        MITEL CORPORATION
<MULTIPLIER>                  1,000
<CURRENCY>                    CANADIAN DOLLARS

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                            MAR-31-2000
<PERIOD-END>                                 MAR-31-2000
<EXCHANGE-RATE>                                 1.4535<F1>
<CASH>                                          46,650
<SECURITIES>                                   148,910
<RECEIVABLES>                                  296,235
<ALLOWANCES>                                     7,997
<INVENTORY>                                    187,682
<CURRENT-ASSETS>                               735,165
<PP&E>                                         826,878
<DEPRECIATION>                                 369,537
<TOTAL-ASSETS>                               1,225,496
<CURRENT-LIABILITIES>                          349,018
<BONDS>                                        217,534
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     36,982
<COMMON>                                       325,582
<OTHER-SE>                                     273,194
<TOTAL-LIABILITY-AND-EQUITY>                 1,225,496
<SALES>                                      1,396,470
<TOTAL-REVENUES>                             1,396,470
<CGS>                                          712,311
<TOTAL-COSTS>                                  712,311
<OTHER-EXPENSES>                               567,143
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              22,028
<INCOME-PRETAX>                                103,627
<INCOME-TAX>                                    39,600
<INCOME-CONTINUING>                             64,027
<DISCONTINUED>                                   8,000
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    56,027
<EPS-BASIC>                                       0.46<F2>
<EPS-DILUTED>                                     0.45<F3>

<F1>
The foreign exchange rate of 1.4435 should be used to translate the balance sheet items from Candian Dollars (figures above) to U.S. Dollars. The twelve month moving average foreign exchange rate of 1.471728 should be used to translate the income statement items from Canadian Dollars (figures above) to U.S. Dollars.
<F2>
The figure quoted is EPS-Basic under Canadian Generally Accepted Accounting Principles.
<F3>
The figure quoted is EPS-Fully Diluted under Canadian Generally Accepted Accounting Principles.


